                                                                       EXHIBIT 2

                                     FORM OF
                                    AGREEMENT

      THIS AGREEMENT (this "AGREEMENT"), dated as of ____________ ___, 2005, is entered into by and between Cadence Design Systems, Inc., a Delaware corporation ("PARENT"), and Scioto River Ltd., an Israeli corporation and wholly-owned subsidiary of Parent ("ACQUISITION"), on the one hand, and _________________ ("SHAREHOLDER"), on the other hand.

                                    RECITALS

      WHEREAS, concurrently herewith, Parent, Acquisition, and Verisity Ltd., an Israeli corporation (the "COMPANY"), have entered into an Agreement and Plan of Merger, of even date herewith (as such agreement may hereafter be amended from time to time in conformity with the provisions thereof, the "MERGER AGREEMENT"), pursuant to which Acquisition will merge with and into the Company and the Company shall be the surviving corporation and become a wholly-owned subsidiary of Parent (the "MERGER");

      WHEREAS, Shareholder is the beneficial owner (as defined below) of ___________________ (__________) outstanding ordinary shares, NIS 0.01 par value per share, of the Company (such shares, together with all other outstanding shares of capital stock or other voting securities of the Company with respect to which Shareholder has beneficial ownership as of the date of this Agreement, and any shares of capital stock or other voting securities of the Company, beneficial ownership of which is directly or indirectly acquired after the date hereof, including, without limitation, shares received pursuant to any stock splits, stock dividends or distributions, shares acquired by purchase or upon the exercise, conversion or exchange of any option, warrant or convertible security or otherwise, and shares or any voting securities of the Company received pursuant to any change in the capital stock of the Company by reason of any recapitalization, merger, reorganization, consolidation, combination, exchange of shares or the like (but not including unexercised options to purchase ordinary shares), are referred to herein as the "SHAREHOLDER SHARES"); and

      WHEREAS, as an inducement and a condition to entering into the Merger Agreement and in consideration of the transactions contemplated by the Merger Agreement, Parent and Acquisition have requested that Shareholder agree, and Shareholder has agreed, to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

      1. Definitions. For purposes of this Agreement, terms not defined herein but used herein and defined in the Merger Agreement shall have the meanings set forth in the Merger Agreement, unless the context clearly indicates otherwise.

      2. Undertaking. Shareholder hereby confirms to Parent and Acquisition that, at any meeting of the Company's shareholders, however called, Shareholder shall appear at each such meeting, in person or by proxy, or otherwise cause all Shareholder Shares to be counted as present thereat for purposes of establishing a quorum, and Shareholder shall vote, or cause to be voted (or in connection with any written consent of the Company's shareholders in lieu of any such meeting, act, or cause to be acted, by written consent) with respect to all Shareholder Shares that Shareholder is entitled to vote or as to which Shareholder has the right to direct the voting, as of the relevant record date,
(i) in favor of approval of the Merger Agreement and the transactions contemplated thereby, (ii) against any proposal that would result in a breach by the Company of the Merger Agreement, and (iii) against (A) any Third Party Acquisition, whether or not it constitutes a Superior Proposal, (B) the election of a group of individuals to replace a majority or more of the individuals presently on the Board of Directors of the Company; provided that if one or more individuals presently on the Board of Directors withdraws his or her nomination for reelection at any meeting of shareholders for the election of directors, Shareholder may vote for a replacement director nominated by the Company's Board of Directors, or (C) any other action which is intended, or could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the Merger or any other transaction contemplated by the Merger Agreement.

      3.    Irrevocable Proxy.

            (a) Shareholder has executed a proxy in the form of Exhibit A (the "IRREVOCABLE PROXY") appointing Yaakov Shimoni (the "PROXY HOLDER"), with full power of substitution, as its true and lawful proxy and attorney-in-fact to vote or caused to be voted at any meeting (and any adjournment or postponement thereof) of the Company's shareholders called for purposes of considering whether to approve the Merger Agreement and transactions contemplated thereby, any Third Party Acquisition or any other transaction, proposal or act described in Section 2 hereof, or to execute a written consent of shareholders in lieu of any such meeting with respect to (if so permitted), all Shareholder Shares that Shareholder is entitled to vote or as to which Shareholder has the right to vote as of the relevant record date in favor of the approval of the Merger Agreement and transactions contemplated thereby and against any Third Party Acquisition or any other proposal or action described in Section 2(iii)(B) or (C) hereof.

            (b) The proxy and power of attorney granted pursuant to the Irrevocable Proxy shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by Shareholder with respect to the Shareholder Shares. Shareholder shall not grant to any person any proxy that conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted pursuant to the Irrevocable Proxy is a durable power of attorney and shall survive the death or incapacity of Shareholder.

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            (c)   If Shareholder fails for any reason to vote his, her or its
Shareholder Shares as required by Section 2 hereof, then the Proxy Holder shall have the right to vote the Shareholder Shares as set forth in the Irrevocable Proxy at any meeting of the Company's shareholders and in any action by written consent of the Company's shareholders in lieu of any such meeting in accordance with Section 3(a) hereof. The vote of the Proxy Holder as set forth in the Irrevocable Proxy shall control in any conflict between a vote of such Shareholder Shares by the Proxy Holder and a vote of such Shareholder Shares by Shareholder.

      4. Other Covenants, Representations and Warranties. Shareholder hereby represents and warrants to, and covenants with, Parent and Acquisition as follows:

            (a) Ownership of Shareholder Shares. Shareholder is the beneficial owner (as defined in Rule 13(d)(3) promulgated under the Exchange Act, "BENEFICIAL OWNER") of all the Shareholder Shares. Except as set forth in Annex 1 attached hereto, Shareholder has sole voting power and the sole power of disposition with respect to all of the Shareholder Shares, with no limitations, qualifications or restrictions on such rights. Except as set forth in Annex 1 attached hereto, Shareholder is the sole record holder (as reflected in the records maintained by the Company's transfer agent) of the Shareholder Shares.

            (b) Power; Binding Agreement. Shareholder has the legal capacity, power and authority to enter into and perform all of Shareholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by Shareholder will not violate any agreement or any law, rule or regulation or court order to which Shareholder is a party or is subject, including, without limitation, any voting agreement or voting trust. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms.

            (c) Restriction on Transfer, Proxies and Non-Interference; Stop Transfer. Except as expressly contemplated by this Agreement, during the term of this Agreement, Shareholder shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shareholder Shares or any interest therein; (ii) grant any proxies or powers of attorney with respect to any Shareholder Shares or deposit any Shareholder Shares into a voting trust or enter into a voting agreement with respect to any Shareholder Shares (any of the actions described in clause (i) or clause (ii) of this sentence, a "TRANSFER"); or (iii) take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect or violate any covenant contained herein or have the effect of preventing or disabling Shareholder from performing any of Shareholder's obligations under this Agreement; provided, however, that Shareholder may Transfer Shareholder Shares to a corporation, partnership, fund, trust or similar entity directly or indirectly controlled by Shareholder primarily for investment, tax or estate planning purposes so long as, prior to the effectiveness of any such Transfer, such transferee executes and delivers to Parent the undertaking in the form of this Agreement and to the Proxy Holder an Irrevocable Proxy with respect to such Shareholder Shares so Transferred. Shareholder further agrees with and covenants to Parent that Shareholder shall not request that the Company register the transfer of any certificate or uncertificated interest representing any of the Shareholder Shares, unless such transfer is made in compliance with this Agreement.

            (d) Other Potential Acquirers. Shareholder (i) shall immediately cease all existing discussions or negotiations, if any, with any persons conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, the Company, or any business combination with the Company; (ii) from and after the date hereof until the termination of this Agreement, shall not, in his, her or its capacity as a shareholder of the Company, directly or indirectly, initiate, solicit or knowingly encourage (including, without limitation, by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any Third Party Acquisition; and (iii) shall promptly notify Parent of any proposals for, or inquiries with respect to, a potential Third Party Acquisition received by Shareholder or of which Shareholder otherwise has knowledge.

            (e) No Consents. To his, her or its knowledge, the execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder will not, require Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity.

            (f) Notification of Parent. Shareholder hereby agrees, while this Agreement is in effect, to notify Parent and Acquisition promptly of the number of any additional shares of capital stock and the number and type of any other voting securities of the Company acquired by such Shareholder, if any, after the date hereof.

            (g) Reliance by Parent and Acquisition. Shareholder understands and acknowledges that Parent and Acquisition are entering into the Merger Agreement in reliance upon Shareholder's execution and delivery of this Agreement and the representations and covenants of Shareholder made herein.

      5. Termination. This voting agreement and the irrevocable proxy granted pursuant to Exhibit A shall terminate immediately upon the earlier to occur of
(a) the termination of the Merger Agreement in accordance with its terms, and
(b) the Effective Time.

      6.    Miscellaneous.

            (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

            (b) Certain Events. Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder Shares and shall be binding upon any person to whom legal or beneficial ownership of any Shareholder Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of Shareholder Shares, the transferor shall remain liable for the performance of all of his, her or its obligations under this Agreement.

            (c) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof, nor any of the documents executed in connection herewith, may be assigned by operation of law or otherwise without the prior written consent of the other parties, and any attempted assignment in violation hereof shall be void; provided, however, that Parent may, in its sole discretion, assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent.

            (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

            (e) Notices. All notices, requests, claims, demands, consents and other communications hereunder shall be in writing and shall be delivered in person, by facsimile, by registered or certified mail (postage prepaid, return receipt requested) or sent by nationally-recognized overnight courier to each other party as set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice, request, claim, demand, consent or other communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of facsimile, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested); (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent; and (iv) in the case of mailing, on the fifth business day following that on which the piece of mail (postage prepaid) containing such communication is posted:

            if to Parent or Acquisition:    Cadence Design Systems, Inc.
                                            2655 Seely Avenue, Building 5
                                            San Jose, CA 95134
                                            Telecopier: (408) 944-6855
                                            Attention: General Counsel

            with a copy to:                 Gibson, Dunn & Crutcher LLP
                                            One Montgomery Street
                                            San Francisco, CA 94104
                                            Telecopier: (415) 986-5309
                                            Attention: Gregory J. Conklin, Esq.

            if to Shareholder, to:          such address for Shareholder as set
                                            forth on the signature page hereto

            with a copy to:                 Latham & Watkins LLP
                                            135 Commonwealth Drive
                                            Menlo Park, CA 94025
                                            Telecopier: (650) 463-2600
                                            Attention: Alan Mendelson, Esq.
                                                       Nicholas O'Keefe, Esq.

            (f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

            (g) No Waiver. The failure or delay of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance. No waiver by a party of any default, misrepresentation or breach of a representation, warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of a representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

            (h) Governing Law; Venue; Specific Performance; Waiver of Jury Trial. THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN THE STATE OF NEW YORK. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK IN RESPECT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT INCLUDING THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 6(E) HEREOF OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY APPLICABLE LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

            THE PARTIES AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR AND THAT THE PARTIES WOULD NOT HAVE ANY ADEQUATE REMEDY AT LAW IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN ANY COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY.

            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(H).

      (i) Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

      (j) Further Assurances. From time to time, at the request of any party to another party or parties to this Agreement and without further consideration, such other party or parties shall execute and deliver such instruments or documents and take all such further action necessary or reasonably desirable to evidence or further effectuate (but not to enlarge) the respective rights and obligations of the parties and to evidence and effectuate any termination of this Agreement in accordance with its terms.

      (k) Officer and Director Matters Excluded. If Shareholder is a member of the Company's Board of Directors or any committee thereof (collectively, the "COMPANY BOARD") or an officer of the Company, Parent and Acquisition acknowledge and agree that no provision of this Agreement shall limit or otherwise restrict Shareholder with respect to any act or omission that Shareholder may undertake or authorize solely and expressly in his or her capacity as a member of the Company Board or an officer of the Company.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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      IN WITNESS WHEREOF, Parent, Acquisition, and Shareholder have caused this
Agreement to be duly executed as of the day and year first above written.


                                            CADENCE DESIGN SYSTEMS, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            SCIOTO RIVER LTD.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                          [Signature Page to Agreement]

                                            SHAREHOLDER


                                            ------------------------------------

                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------
                                            Address:
                                                    ----------------------------


                          [Signature Page to Agreement]